UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2007

Rhino Outdoor International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-62690	65-1000634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Center Point Drive, Henderson, NV	89704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-800-288-3099

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 28, 2007, the Registrant, through its recently organized wholly-owned subsidiary, W. E. Rock Event, Inc., a Nevada corporation, acquired all of the assets and assumed certain liabilities of W. E. Rock, a California sole proprietorship of Richard C. Klein II.

Richard C. Klein II is the President and a director of W. E.  Rock Event, Inc.

The terms and conditions of the acquisition are set forth in the attached exhibits to this report.

Section 9 -Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated September 28, 2007 with exhibits and schedules.

Financial statements are not included with this initial report. Any  financial statements, or pro forma financial statements, to the extent  required by Article 11 of Regulation S-X, will be filed in a subsequent report within 71 days of the date of this initial report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Outdoor International, Inc.

Dated: October 2, 2007	By:	/s/ Howard Pearl
President and Chief Executive Officer